UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2025

Crescent Biopharma, Inc.

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-36177	06-1686563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Fifth Avenue Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 430-5595

GlycoMimetics, Inc.
P.O. Box 65
Monrovia, MD 21770

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.001 par value per share	CBIO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On June 13, 2025 (the “Closing Date”), Crescent Biopharma, Inc., a Cayman Islands exempted company (formerly known as GlycoMimetics, Inc., a Delaware corporation) (prior to the Closing Date, unless context otherwise requires, “GlycoMimetics” and, after the Closing Date, the “Company”), consummated the previously announced business combination (the “Closing”) pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of October 28, 2024, which agreement was subsequently amended on February 14, 2025 and April 28, 2025 (as amended, the “Merger Agreement”), by and among GlycoMimetics, Gemini Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of GlycoMimetics (“First Merger Sub”), Gemini Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of GlycoMimetics (“Second Merger Sub”), and Crescent Biopharma, Inc., a private Delaware corporation (prior to the Closing Date, unless context otherwise requires, “Crescent”).

Following the Reverse Stock Split (as defined below), which occurred immediately prior to the Closing of the Merger (as defined below), and as a result of and upon the effective time of the First Merger (as defined below) (the “First Effective Time”), (i) each then-outstanding share of common stock, par value $0.001 per share, of Crescent (the “Crescent common stock”) (including shares of Crescent common stock issued in the Crescent Pre-Closing Financing (as defined below) and excluding shares canceled pursuant to the Merger Agreement and excluding dissenting shares) automatically converted solely into the right to receive a number of shares of common stock, par value $0.001 per share, of GlycoMimetics (the “Company common stock,” and prior to the effective time of the Merger, the “GlycoMimetics common stock”) equal to the Exchange Ratio (as defined below); (ii) each then-outstanding share of Preferred Stock, par value $0.001 per share, of Crescent (the “Crescent preferred stock”) automatically converted into the right to receive a number of shares of Series A Non-Voting Convertible Preferred Stock, par value $0.001 per share, of GlycoMimetics (which are each convertible into 1,000 shares of Company common stock) (the “Company Series A Preferred Stock,” and prior to the effective time of the Merger, the “GlycoMimetics Series A Preferred Stock”), equal to the Exchange Ratio divided by 1,000; (iii) each then-outstanding option to purchase Crescent common stock was assumed by GlycoMimetics; (iv) each then-outstanding Crescent restricted stock unit was assumed by GlycoMimetics; (v) each then-outstanding pre-funded warrant to purchase shares of Crescent common stock was converted into a pre-funded warrant to purchase shares of Company common stock; (vi) each in-the-money option to acquire shares of GlycoMimetics common stock that was issued and outstanding (whether vested or unvested) was cancelled and converted into the right to receive a number of shares of Company common stock equal to the number of shares underlying such option; (vii) each GlycoMimetics restricted stock unit was cancelled and converted into the right to receive a number of shares of GlycoMimetics common stock equal to the number of unsettled shares of GlycoMimetics common stock underlying such GlycoMimetics restricted stock unit; and (viii) each share of GlycoMimetics common stock that was issued and outstanding at the First Effective Time remains issued and outstanding in accordance with its terms.

No fractional shares of Company common stock were issued in connection with the Merger, and no certificates or scrip for any such fractional shares were issued. Any fractional shares of Company common stock resulting from the conversion of shares of Crescent common stock (including shares of Crescent common stock issued in the Crescent Pre-Closing Financing) were issued as follows: (i) one share of Company common stock if the aggregate amount of fractional shares of Company common stock of any individual holder of Crescent common stock if upon conversion was equal to or exceeds 0.50 or (ii) no shares of Company common stock if the aggregate amount of fractional shares of Company common stock of any individual holder of Crescent common stock if upon conversion was less than 0.50, with no cash being paid for any fractional share eliminated by such rounding. Any fractional shares of Company Series A Preferred Stock that a holder of Crescent preferred stock would otherwise have been entitled to receive were aggregated with all fractional shares of Company Series A Preferred Stock issuable to such holder and rounded up to the nearest whole share of Company Series A Preferred Stock.

The Exchange Ratio was calculated using a formula intended to allocate existing GlycoMimetics and Crescent security holders a percentage of the Company. Based on GlycoMimetics’ and Crescent’s values as of the date of the Merger Agreement and capitalization as of June 13, 2025, the Exchange Ratio (as adjusted for the Reverse Stock Split) was 0.1445 shares of GlycoMimetics common stock for each share of Crescent common stock.

After giving effect to the Crescent Pre-Closing Financing, immediately following the completion of the Merger, GlycoMimetics securityholders owned approximately 2.7% of the capital stock of the Company post-Merger on a fully diluted basis, and Crescent securityholders, including shares of Crescent common stock and Crescent pre-funded warrants purchased in the Crescent Pre-Closing Financing, owned approximately 97.3% of the capital stock of the Company post-Merger.

On June 13, 2025, First Merger Sub merged with and into Crescent, with Crescent continuing as a wholly owned subsidiary of GlycoMimetics and the surviving corporation of the merger (the “First Merger”), and Crescent merged with and into Second Merger Sub, with Second Merger Sub being the surviving entity of the merger (the “Second Merger,” and together with the First Merger, the “Merger”). After the completion of the Merger, Second Merger Sub changed its corporate name to “Crescent Biopharma Operating Company, LLC” and GlycoMimetics changed its name to “Crescent Biopharma, Inc.” (the “Company Name Change”). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

The material provisions of the Merger Agreement are described in Crescent’s definitive proxy statement/prospectus filed on Form S-4 with the U.S. Securities and Exchange Commission (the “SEC”), most recently amended on May 12, 2025 and declared effective on May 14, 2025 (as amended, the “Proxy Statement/Prospectus”), in the section entitled “The Merger Agreement” beginning on page 157, and are incorporated herein by reference.

The foregoing description of the Merger Agreement is not complete and is subject to and qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached hereto as Exhibits 2.1, 2.2 and 2.3 and incorporated herein by reference.

Support and Lock-Up Agreements

Concurrently with the execution of the Merger Agreement, (a) certain Crescent stockholders (solely in their respective capacities as Crescent stockholders) holding approximately 98.4% of the outstanding shares of Crescent capital stock as of the Closing Date entered into support agreements with GlycoMimetics and Crescent to vote all of their shares of Crescent capital stock in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby and against any alternative acquisition proposals (the “Crescent Support Agreements”) and (b) then-current and certain former directors and officers of GlycoMimetics holding approximately 1.7% of the outstanding shares of GlycoMimetics common stock as of the Closing Date entered into support agreements with GlycoMimetics and Crescent to vote all of their shares of GlycoMimetics common stock in favor of Proposal Nos. 1-3 of the Proxy Statement/Prospectus and against any alternative acquisition proposals (the “GlycoMimetics Support Agreements,” and together with the Crescent Support Agreements, the “Support Agreements”).

Certain of Crescent’s executive officers, directors and stockholders entered into lock-up agreements (the “Lock-Up Agreements”), pursuant to which such parties have agreed not to, except in limited circumstances, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of GlycoMimetics common stock or any securities convertible into or exercisable or exchangeable for GlycoMimetics common stock, currently or thereafter owned, including shares of GlycoMimetics common stock issuable upon conversion of GlycoMimetics Series A Preferred Stock issued in exchange for shares of Crescent preferred stock in the Merger, but excluding, as applicable, shares purchased in the Crescent Pre-Closing Financing (including any shares of GlycoMimetics common stock issuable upon exercise of pre-funded warrants issued in exchange for pre-funded warrants to purchase shares of Crescent common stock sold in the Crescent Pre-Closing Financing), until 180 days after the effective time.

Descriptions of the Support Agreements and the Lock-Up Agreements are included in the Proxy Statement/Prospectus in the sections entitled “Agreements Related to the Merger—Support Agreements” and “Agreements Related to the Merger—Lock-Up Agreements” on page 176 and are incorporated herein by reference.

The foregoing descriptions of the Support Agreements and the Lock-Up Agreements are not complete and are subject to and qualified in their entirety by reference to the complete texts of the Form of Crescent Support Agreement, the Form of GlycoMimetics Support Agreement and the Form of Lock-Up Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Financing Transaction

In connection with the Merger, Crescent and GlycoMimetics entered into an amended and restated subscription agreement (the “Subscription Agreement”) with certain new and existing investors of Crescent (the “Financing Investors”), pursuant to which such investors purchased, immediately prior to the First Merger, 85,506,824 shares of Crescent common stock and 19,149,690 Crescent pre-funded warrants, for gross proceeds of approximately $200.0 million (which includes $40.5 million (including accrued and unpaid interest and premiums thereon) of proceeds previously received by Crescent from the issuance of convertible notes and accrued interest thereon) (the “Crescent Pre-Closing Financing”). Under the Subscription Agreement, the number of shares of Crescent common stock or Crescent pre-funded warrants, as applicable, was determined at a purchase price per share or warrant equal to (i) a valuation for Crescent equal to approximately $50.0 million, (ii) divided by the number of shares of Crescent common stock outstanding immediately prior to the First Effective Time of the Merger (but excluding the securities being issued under the Subscription Agreement).

The Crescent pre-funded warrants have an exercise price per share equal to $0.001 (as adjusted from time to time as provided in the form of pre-funded warrant) and may be exercised at any time and from time to time after the original issue date. The Crescent pre-funded warrants do not expire.

The shares of Crescent common stock and Crescent pre-funded warrants that are issued in the Crescent Pre-Closing Financing were or have the right to be, respectively, converted into shares of Company common stock in the Merger.

The Subscription Agreement contains customary representations and warranties of Crescent and also contains customary representations and warranties of the purchaser parties thereto.

A description of the Subscription Agreement is included in the Proxy Statement/Prospectus in the section entitled “Agreements Related to the Merger—Subscription Agreement” beginning on page 176 and is incorporated herein by reference.

The foregoing descriptions of the Subscription Agreement and Form of Pre-Funded Warrant are not complete and are subject to and qualified in their entirety by reference to the complete texts of the Form of Subscription Agreement and Form of Pre-Funded Warrant, respectively, copies of which are attached hereto as Exhibits 10.4 and 4.1, respectively, and are incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement.

Indemnification Agreements

The Company entered into indemnification agreements with each of its directors and executive officers (collectively, the “Indemnitees” and, the “Indemnification Agreements”) on June 18, 2025, effective as of the time such individual was duly elected or appointed as a director or executive officer of the Company, which replaced and superseded any previous indemnification agreements between the Company and each such individual. The Indemnification Agreements provide for certain indemnification and advancement of expenses by the Company in connection with actions or proceedings arising out of the Indemnitees’ service as directors or officers of the Company or service to other entities at the Company’s request, on the terms and subject to the conditions set forth therein.

The foregoing description of the Indemnification Agreements is not complete and is subject to and qualified in its entirety by reference to the complete text of the Indemnification Agreements, the form of which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Lease Agreement

The Company entered into a lease agreement, dated May 28, 2025, with Nano Dimension USA Inc. for approximately 24,750 square feet of office space in Waltham, Massachusetts (the “Lease”). The base rent under the Lease is approximately $569,250 per year and is subject to scheduled annual increases of $24,750 on each annual anniversary during the Lease term. The term of the Lease is until February 27, 2029, unless extended or earlier terminated pursuant to the terms of the Lease.

The foregoing description of the Lease is qualified in its entirety by the full text of the Lease, which is attached hereto as Exhibit 10.20 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above, including with respect to the Merger, is incorporated into this Item 2.01 by reference.

All of the proposals included in the Proxy Statement/Prospectus were approved by GlycoMimetics stockholders at a special meeting of stockholders held on June 5, 2025 (the “Special Meeting”) other than the proposal to adjourn the Special Meeting, which was not presented to the stockholders.

In connection with the consummation of the Merger, on the Closing Date:

•	Crescent issued to the Financing Investors (prior to giving effect to the Exchange Ratio) an aggregate of 85,506,824 shares of Crescent common stock and 19,149,690 Crescent pre-funded warrants for gross proceeds of approximately $200.0 million, inclusive of shares issuable upon the conversion of the previously issued $40.5 million of convertible notes, including accrued and unpaid interest and premiums thereon; and

•	all of the then-outstanding (i) 6,169,753 shares of Crescent common stock, (ii) 20,000,000 shares of Crescent preferred stock, (iii) 26,004,515 outstanding options exercisable for shares of Crescent common stock, (iv) 3,033,820 shares of restricted stock units for shares of Crescent common stock, (v) 85,506,824 shares of common stock purchased in the Crescent Pre-Closing Financing and (vi) 19,149,690 pre-funded warrants purchased in the Crescent Pre-Closing Financing were automatically converted into the right to receive the number of Company common stock, Company Series A Preferred Stock or Company pre-funded warrants, in lieu thereof, equal to the exchange ratio calculated in accordance with the Merger Agreement (the “Exchange Ratio”), except for the preferred stock which was converted at a one thousand to one ratio.

Immediately following the application of the Exchange Ratio (which was adjusted to give effect to the Reverse Stock Split (as defined below)), and following the consummation of the transactions contemplated by the Merger Agreement, the Company had 19,549,684 shares of Company common stock (assuming the exercise in full of all Company pre-funded warrants and including conversion of preferred stock but excluding outstanding employee and director option and restricted stock unit awards), which is comprised of:

•	13,892,562 shares of Company common stock (inclusive of issuances pursuant to the Merger Agreement and the Crescent Pre-Closing Financing);

•	2,767,122 Company pre-funded warrants, each exercisable for one share of Company common stock at a price of $0.001 per share; and

•	2,890,000 shares of Company common stock underlying Company Series A Preferred Stock.

Immediately prior to the consummation of the Merger, GlycoMimetics effected a 1-for-100 reverse stock split of GlycoMimetics common stock, which became legally effective on June 13, 2025 (the “Reverse Stock Split”). The Company common stock commenced trading on a post-Reverse Stock Split, post-Merger basis at the open of trading on June 16, 2025.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as GlycoMimetics was immediately before the Merger, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the Company as the combined company after the consummation of the Merger, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and 21E of the Exchange Act, including statements regarding the anticipated benefits of the Merger and the financial condition, results of operations, and prospects of the Company. Any express or implied statements that do not relate to historical or current facts or matters are forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements include, but are not limited to, express or implied statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “seeks,” “target,” “endeavor,” “possible,” “potential,” “continue,” “contemplate” or the negative of these terms or other comparable terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting the Company will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. In addition to other factors and matters contained in or incorporated by reference in this document, the Company believes the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	expectations regarding the strategies, prospects, plans, expectations and objectives of management of the Company for future operations of the Company;

•	the ability of the Company to recognize the benefits that may be derived from the Merger, including the commercial or market opportunity of the product candidates of the Company;

•	the accuracy of the Company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	the outcome of any legal proceedings that may be instituted against the Company or any of its respective directors or officers related to the Merger Agreement or the transactions contemplated thereby;

•	the ability of the Company to protect its intellectual property rights;

•	competitive responses to the Merger;

•	legislative, regulatory, political and economic developments beyond the Company’s control;

•	the initiation, timing and success of clinical trials for the Company’s product candidates;

•	success in retaining, or changes required in, the Company’s officers, key employees or directors;

•	the Company’s public securities’ potential liquidity and trading;

•	regulatory actions with respect to the Company’s product candidates or its competitors’ products and product candidates;

•	the Company’s ability to manufacture its product candidates in conformity with the FDA’s requirements and to scale up manufacturing of its product candidates to commercial scale, if approved;

•	the Company’s reliance on third-party contract development and manufacturer organizations to manufacture and supply product candidates;

•	the beneficial characteristics, and the potential safety, efficacy and therapeutic effects of the Company’s product candidates;

•	the expected potential benefits of strategic collaboration with third parties and the Company’s ability to attract collaborators with development, regulatory and commercialization expertise;

•	the Company’s ability to successfully commercialize product candidates, if approved, and the rate and degree of market acceptance of such product candidates; and

•	developments and projections relating to the Company’s competitors or industry.

The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the “Risk Factors” section of this Current Report on Form 8-K and other documents to be filed by the Company from time to time with the SEC, discussions of potential risks, uncertainties, and other important factors in the Company’s subsequent filings with the SEC, and risk factors associated with companies, such as the Company, that operate in the biopharma industry.

If any of these risks or uncertainties materialize or any of these assumptions prove incorrect, the results of the Company could differ materially from the forward-looking statements. Any public statements or disclosures by the Company following this Current Report on Form 8-K that modify or impact any of the forward-looking statements contained in this Current Report on Form 8-K will be deemed to modify or supersede such statements in this Current Report on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document and are qualified in their entirety by reference to the cautionary statements herein. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless required by law to do so.

Business and Facilities

The information set forth in the section of the Proxy Statement/Prospectus entitled “Crescent’s Business” beginning on page 277 is incorporated herein by reference.

Risk Factors

The risks associated with Crescent’s business and operations are described in the Proxy Statement/Prospectus in the section entitled “Risk Factors—Risks Related to Crescent” beginning on page 59 and the risks associated with the business and operations of the Company are described in the Proxy Statement/Prospectus in the section entitled “Risk Factors—Risks Related to the Combined Company” beginning on page 98, each of which are incorporated herein by reference.

Financial Information

Unaudited Financial Statements

The unaudited interim condensed financial statements of Crescent as of and for the three months ended March 31, 2025 and the related notes thereto are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

The unaudited interim condensed financial statements of GlycoMimetics as of and for the three months ended March 31, 2025 and the related notes thereto are included in GlycoMimetics’ Quarterly Report on Form 10-Q for the period ended March 31, 2025, filed with the SEC on May 14, 2025, and are incorporated herein by reference.

Audited Financial Statements

The audited financial statements of Crescent as of December 31, 2024 and for the period from September 19, 2024 (inception) to December 31, 2024 and the related notes thereto are included in the Proxy Statement/Prospectus beginning on page F-22 and are incorporated herein by reference.

The audited financial statements of GlycoMimetics as of and for the years ended December 31, 2024 and 2023 and the related notes thereto are included in the Proxy Statement/Prospectus beginning on page F-3 and are incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of GlycoMimetics and Crescent as of and for the three months ended March 31, 2025 and twelve months ended December 31, 2024 and the related notes thereto are attached hereto as Exhibit 99.4 and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Crescent’s Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the three months ended March 31, 2025 is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Crescent’s Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the period from September 19, 2024 (Inception) to December 31, 2024 are included in the Proxy Statement/Prospectus beginning on page 329 and are incorporated herein by reference.

GlycoMimetics’ Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the three months ended March 31, 2025 are included in GlycoMimetics’ Quarterly Report on Form 10-Q for the period ended March 31, 2025, filed with the SEC on May 14, 2025, and are incorporated herein by reference.

Additional information regarding management’s discussion and analysis of the financial condition and results of operations prior to the Merger is included in the Proxy Statement/Prospectus in the section entitled “GlycoMimetics’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 322, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding beneficial ownership of shares of Company common stock as of June 13, 2025 by:

•	each person or group of affiliated persons, who is known by the Company to be the beneficial owner of more than 5% of Company common stock;

•	each of the Company’s directors;

•	each of the Company’s named executive officers; and

•	all of the Company’s current directors and executive officers as a group.

The column entitled “Percentage of Shares Outstanding Beneficially Owned” is based on a total 13,892,562 shares of Company common stock outstanding as of June 13, 2025, after giving effect to the Reverse Stock Split that was effected on June 13, 2025 and the Merger. The total number of outstanding securities did not change as a result of the Redomestication that was effected on June 16, 2025.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to Company common stock. Shares of Company common stock subject to options that are currently exercisable or exercisable within 60 days of June 13, 2025 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of Company common stock beneficially owned by them, subject to community property laws, where applicable.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding Beneficially Owned
5% or Greater Stockholders
Entities affiliated with Fairmount Funds Management LLC(1)	3,124,220	19.99%
Entities affiliated with FMR LLC(2)	1,414,190	10.18%
Entities affiliated with Venrock Healthcare Capital Partners(3)	1,387,864	9.99%
Entities affiliated with BVF Partners L.P.(4)	1,387,863	9.99%
Directors and Named Executive Officers
Joshua Brumm	—	*
Jonathan McNeill	—	*
Ellie Im	—	*
Richard Scalzo	—	*
Christopher Doughty(5)	64,944	*
Ryan Lynch	—	*
Barbara Bispham	—	*
Alexandra Balcom(6)	4,480	*
Peter Harwin(1)	3,124,220	19.99%
David Lubner(7)	2,240	*
Susan Moran(8)	4,480	*
Jonathan Violin(9)	296,301	2.10%
Harout Semerjian	250	*
Brian Hahn	793	*
Edwin Rock, M.D.	6,804	*
All current executive officers and directors as a group (12 persons)(9)	3,496,665	22.00%

*	Less than 1%.

(1)	Consists of (i) 1,387,866 shares of Company common stock, (ii) 354 shares of Company common stock issuable upon the exercise of the pre-funded warrants, and (iii) 1,736,000 shares of Company common stock issuable upon conversion of 1,736 shares of Company Series A Preferred Stock held by Fairmount Healthcare Fund II L.P. (“Fairmount Fund II”). Excludes (i) 1,636,352 shares of Company common stock issuable upon the exercise of the pre-funded warrants and (ii) 1,154,000 shares of Company common stock issuable upon the conversion of 1,154 shares of Company Series A Preferred Stock. The pre-funded warrants are subject to a beneficial ownership limitation of 9.99% and the shares of Company Series A Preferred Stock are subject to a beneficial ownership limitation of 19.99%, which such limitations restrict Fairmount Funds Management LLC (“Fairmount”) and its affiliates from exercising that portion of the warrants and converting those shares of preferred stock that would result in Fairmount and its affiliates owning, after exercise or conversion, a number of shares of Company common stock in excess of the applicable ownership limitation. At such time as Fairmount and its affiliates beneficially own 9.0% or less of the shares of Company common stock, the beneficial ownership limitation applicable to the shares of Company Series A Preferred Stock will automatically reduce to 9.99%. Fairmount serves as investment manager for Fairmount Fund II. Fairmount Fund II has delegated to Fairmount the sole power to vote and the sole power to dispose of all securities held in Fairmount Fund II’s portfolio. Because Fairmount Fund II has divested itself of voting and investment power over the securities it holds and may not revoke that delegation on less than 61 days’ notice, Fairmount Fund II disclaims beneficial ownership of the securities it holds. As managers of Fairmount, Peter Harwin and Tomas Kiselak may be deemed to have voting and investment power over the shares held by Fairmount Fund II. Fairmount, Mr. Harwin and Mr. Kiselak disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of the entities and individuals listed is 200 Barr Harbor Drive, Suite 400, West Conshohocken, PA 19428.

(2)	These shares are owned by funds or accounts managed by direct or indirect subsidiaries of FMR LLC, all of which shares are beneficially owned, or may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(3)	Consists of (i) 1,080,457 shares of Company common stock held by Venrock Healthcare Capital Partners EG, L.P. (“VHCPEG”), (ii) 279,461 shares of Company common stock held by Venrock Healthcare Capital Partners III, L.P. (“VHCP3”), and (iii) 27,946 shares of Company common stock held by VHCP Co-Investment Holdings III, LLC (“VHCPCo3”). Excludes 414,377, 107,374 and 10,737 shares of Company common stock issuable upon the exercise of the pre-funded warrants held by VHCPEG, VHCP3 and VHCPCo3, respectively. The pre-funded warrants are subject to a beneficial ownership limitation of 9.99%, which such limitations restrict Venrock Healthcare Capital Partners and its affiliates from exercising that portion of the warrants that would result in Venrock Healthcare Capital Partners and its affiliates owning, after exercise, a number of shares of Company common stock in excess of the applicable ownership limitation. VHCP Management III, LLC (“VHCPM3”) is the sole general partner of VHCP3 and the sole manager of VHCPCo3. VHCP Management EG, LLC (“VHCPM EG”) is the sole general partner of VHCPEG. As voting members of VHCPM3 and VHCPM EG, Dr. Bong Koh and Nimish Shah may be deemed beneficial owners of any securities beneficially owned by VHCPM3 and VHCPM EG. The principal business address of each of these persons and entities is 7 Bryant Park, 23rd Floor, New York, NY 10018.

(4)	Consists of (i) 707,116 shares of Company common stock held by Biotechnology Value Fund, L.P. (“BVF”), (ii) 593,740 shares of Company common stock held by Biotechnology Value Fund II, L.P. (“BVF2”), (iii) 62,383 shares of Company common stock held by Biotechnology Value Trading Fund OS, L.P. (“Trading Fund OS”) and (iv) 24,624 shares of Company common stock held by MSI BVF SPV, LLC (“MSI”). Excludes 304,098, 257,515, 25,944 and 10,371 shares of Company common stock issuable upon the exercise of the pre-funded warrants held by BVF, BVF2, Trading Fund OS and MSI, respectively. BVF I GP LLC (“BVF GP”), as the general partner of BVF, may be deemed to beneficially own the shares beneficially owned by BVF. BVF II GP LLC (“BVF2 GP”), as the general partner of BVF2, may be deemed to beneficially own the shares beneficially owned by BVF2. BVF Partners OS Ltd. (“Partners OS”), as the general partner of Trading Fund OS, may be deemed to beneficially own the shares beneficially owned by Trading Fund OS. BVF GP Holdings LLC (“BVF GPH”), as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF and BVF2. BVF Partners L.P. (“Partners”), as the investment manager of each of BVF, BVF2, Trading Fund OS and MSI, and the sole member of Partners OS, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF, BVF2, Trading Fund OS and MSI. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the shares beneficially owned by Partners. Mark Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the shares beneficially owned by BVF Inc. Pursuant to a certain agreement entered into between Mr. Loy and Partners, Mr. Loy is obligated to transfer to Partners the economic benefit, if any, received upon the sale of the shares issuable upon the exercise of his options. The business address for each of the entities and Mr. Lambert is 44 Montgomery St., 40th Floor, San Francisco, California 94104.

(5)	Consists of (a) 39,480 shares of restricted voting common stock, (b) vested options to acquire 19,098 shares of common stock, and (c) options to acquire 6,366 shares of common stock that will vest within 60 days of the date of this table.

(6)	Consists of (a) vested options to acquire 3,360 shares of common stock and (b) options to acquire 1,120 shares of common stock that will vest within 60 days of the date of this table.

(7)	Consists of (a) vested options to acquire 1,120 shares of common stock and (b) options to acquire 1,120 shares of common stock that will vest within 60 days of the date of this table.

(8)	Consists of (a) vested options to acquire 3,360 shares of common stock and (b) options to acquire 1,120 shares of common stock that will vest within 60 days of the date of this table.

(9)	Consists of (a) 69,515 shares of restricted voting common stock and (b) vested options to acquire 226,786 shares of common stock.

(10)	See Notes (1), (5), (6), (7), (8) and (9) above.

Information about Directors and Executive Officers

The information set forth in Item 5.02 of this Current Report on Form 8-K under the heading “Appointment of Directors and Certain Officers” is incorporated herein by reference.

Director Compensation

The compensation of the directors of Crescent prior to the Closing is set forth in the Proxy Statement/Prospectus in the section entitled “Crescent Director Compensation” beginning on page 201 and is incorporated herein by reference.

The compensation of the non-employee directors of GlycoMimetics prior to the Closing is set forth in the Proxy Statement/Prospectus in the section entitled “GlycoMimetics Non-Employee Director Compensation” beginning on page 194 and is incorporated herein by reference.

The information set forth in Item 5.02 of this Current Report on Form 8-K under the heading “Non-Employee Director Compensation Program” is incorporated herein by reference.

Executive Compensation

The compensation of the named executive officers of Crescent prior to the Closing is set forth in the Proxy Statement/Prospectus in the section entitled “Crescent Executive Compensation” beginning on page 197 and is incorporated herein by reference.

The compensation of the named executive officers of GlycoMimetics prior to the Closing is set forth in the Proxy Statement/Prospectus in the section entitled “GlycoMimetics Executive Compensation” beginning on page 184 and is incorporated herein by reference.

The information set forth in Item 5.02 of this Current Report on Form 8-K under the headings “Stock Incentive Plan” and “Departure of Directors and Certain Officers” is incorporated herein by reference.

The information set forth in the section of the Proxy Statement/Prospectus entitled “Management Following the Merger—Board Committees—Compensation Committee” beginning on page 356 is incorporated herein by reference.

Certain Relationships and Related Party Transactions

The information set forth in the section of the Proxy Statement/Prospectus entitled “Certain Relationships and Related Party Transactions of the Combined Company” beginning on page 358 is incorporated herein by reference.

Director Independence

Nasdaq listing rules have objective tests and a subjective test for determining who is an “independent director.” The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent, and audit and compensation committee members must satisfy additional independence criteria.

The newly constituted board of directors of the Company (the “Board”) has determined that each of the directors other than Joshua Brumm, the Company’s current Chief Executive Officer, and Jonathan Violin, due to his receipt of compensation for the provision of consulting services, including Alexandra Balcom, Peter Harwin, David Lubner and Susan Moran, each of whom is a current member of the Board, qualify as “independent directors” as defined under Nasdaq listing rules. In making these determinations, the Board considered the current and prior relationships that each director has with GlycoMimetics and Crescent and all other facts and circumstances that the Board deemed relevant in determining the independence of each director, including the interests of each director in the Merger, any relevant related party transactions and the beneficial ownership of securities of GlycoMimetics, Crescent or the Company by each director.

The Board has also determined that each member of the Audit Committee of the Board (the “Audit Committee”) and Compensation Committee of the Board (the “Compensation Committee”) is independent and satisfies the relevant independence requirements for such committees under the Nasdaq listing rules and the Exchange Act and that each member of the Compensation Committee is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

Nasdaq Rule 5605(e)(1)(B) typically requires a nominations committee comprised solely of independent directors. However, Nasdaq Rule 5605(e)(3) provides that, if the nominations committee is comprised of at least three members, one director, who is not an independent director and is not currently an executive officer or an employee or a family member of an executive officer of the company, may be appointed to the nominations committee, under exceptional and limited circumstances, if the Board determines that such individual’s membership on the committee is required by the best interests of the company and its stockholders.

The Board has determined that, due to exceptional and limited circumstances, Dr. Violin’s membership on the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) is in the best interests of the Company and its stockholders because Dr. Violin will be able to provide substantial insight and guidance to the Company on potential director nominees and corporate governance matters as a result of his experience as Crescent’s former Chief Executive Officer and his experience serving as a chief executive officer or director of other public biotechnology companies.

The information set forth in Item 5.02 of this Current Report on Form 8-K under the heading “Committees of the Board of Directors” is incorporated herein by reference.

Legal Proceedings

The information set forth in the section of the Proxy Statement/Prospectus entitled “Proposal No. 4—The Redomestication Proposal—Additional Information—Legal Proceedings” on page 242 and in the section entitled “Crescent’s Business—Legal Proceedings” on page 321 is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Shares of GlycoMimetics common stock were historically listed on The Nasdaq Capital Market of the Nasdaq Stock Market under the symbol “GLYC.” On June 16, 2025, shares of Company common stock were listed on The Nasdaq Capital Market of the Nasdaq Stock Market under the symbol “CBIO.”

As of the Closing Date and following the completion of the Merger, and after giving effect to the Reverse Stock Split legally effected on June 13, 2025, the Company had approximately 13,892,562 shares of Company common stock issued and outstanding held of record by approximately 74 holders. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose shares of Company common stock are held of record by banks, brokers and other financial institutions.

The information set forth in the section of the Proxy Statement/Prospectus entitled “Market Price and Dividend Information—Dividends” on page 18 is incorporated herein by reference.

Description of Registrant’s Securities

The information set forth in the Proxy Statement/Prospectus in the section entitled “Description of GlycoMimetics Capital Stock” beginning on page 376 and in the section entitled “Proposal No. 4—The Redomestication—Effects of the Cayman Redomestication—Comparison of Rights of Holders of the Delaware Corporation Capital Stock and the Cayman Company Share Capital” beginning on page 218 is incorporated herein by reference.

Indemnification of Directors and Officers

Provisions in the Company’s Cayman Islands memorandum and articles of association (the “Cayman Articles”) provide for indemnification and advancement of expenses of its directors and officers to the fullest extent authorized by applicable law. The Cayman Articles provide that the Company shall indemnify and advance expenses to its directors and officers and the personal representatives of the same (the “Indemnified Persons”) and may indemnify and advance expenses to the Indemnified Persons, to the fullest extent authorized or permitted by applicable law. The Cayman Articles also provide that the Company may maintain insurance to protect a director or an officer against liability.

The foregoing description of the Cayman Articles does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Cayman Articles, a copy of which is attached hereto as Exhibits 3.4, and is incorporated herein by reference.

The Company obtained insurance that covers certain liabilities of its directors and officers, effective as of June 13, 2025.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Indemnification Agreements” is incorporated herein by reference.

The information set forth in the section of the Proxy Statement/Prospectus entitled “The Merger Agreement—Indemnification and Insurance for Directors and Officers” beginning on page 170 and is incorporated herein by reference.

Financial Information and Supplementary Data

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

The unaudited interim condensed financial statements of Crescent as of and for the three months ended March 31, 2025 and the related notes thereto are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

Crescent’s Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the three months ended March 31, 2025 is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

The unaudited pro forma condensed combined financial information of the GlycoMimetics and Crescent as of and for the three months ended March 31, 2025 and twelve months ended December 31, 2024 and the related notes thereto are attached hereto as Exhibit 99.4 and are incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

GlycoMimetics held the Special Meeting on June 5, 2025. At the Special Meeting, GlycoMimetics’ stockholders approved, among other matters, amendments to the amended and restated certificate of incorporation of GlycoMimetics to (i) increase the number of authorized shares of Company common stock from 150,000,000 shares to 175,000,000 (the “Authorized Share Increase”), (ii) effect the Reverse Stock Split and (iii) effect the redomestication of GlycoMimetics from the State of Delaware to the Cayman Islands by conversion and by way of continuation (the “Redomestication”) by means of a plan of conversion (the “Plan of Conversion”), in each case as described in the Proxy Statement/Prospectus. Following the Special Meeting, GlycoMimetics’ board of directors approved the Reverse Stock Split at a ratio of 1-for-100. On June 13, 2025, GlycoMimetics filed a Certificate of Designation with the Secretary of State of the State of Delaware designating the Company Series A Preferred Stock, effective immediately upon filing (the “Delaware Certificate of Designation”). To effect the Reverse Stock Split, GlycoMimetics filed a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Reverse Stock Split Certificate of Amendment”), with an effective time of 8:46 a.m., Eastern Daylight Time, on June 13, 2025 (“Reverse Stock Split Certificate of Amendment Effective Time”). To effect the Authorized Share Increase, GlycoMimetics filed a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Authorized Share Increase Certificate of Amendment”), with an effective time of 8:47 a.m., Eastern Daylight Time, on June 13, 2025. To effect the Company Name Change, GlycoMimetics filed a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Name Change Certificate of Amendment”), with an effective time of 8:50 a.m., Eastern Daylight Time, on June 13, 2025. Pursuant to the Plan of Conversion, to effect the Redomestication, the Company (i) filed a Certificate of Conversion with the Secretary of State of the State of Delaware (the “Certificate of Conversion”), with an effective time of 4:45 p.m., Eastern Daylight Time, on June 16, 2025, and (ii) filed the Cayman Articles, among other things, with the Cayman Islands Registrar of Companies, effective on June 16, 2025. On June 16, 2025, the Company also filed a Certificate of Designation with the Cayman Islands Registrar of Companies designating the Company Series A Preferred Shares (the “Cayman Certificate of Designation”).

As of the Reverse Stock Split Certificate of Amendment Effective Time, every 100 shares of Company common stock issued and outstanding immediately prior to the Reverse Stock Split were automatically and without further action on the part of the Company or any holders of such Company common stock, combined into one share of Company common stock. Immediately following the Reverse Stock Split and Merger, there were approximately 13.9 million shares of Company common stock issued and outstanding.

No fractional shares of Company common stock were issued as a result of the Reverse Stock Split. Instead, any stockholder who would otherwise be entitled to a fractional share of Company common stock as a result of the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) is, in lieu thereof, entitled to receive a cash payment equal to the product of such resulting fractional interest in one share of Company common stock multiplied by the closing price per share as reported by Nasdaq on June 12, 2025.

Through the adoption of the Plan of Conversion, from the effective time of the Redomestication:

•	The Company continues its existence as a Cayman Islands exempted company (the “Cayman Company”) and continues to operate its business under the name “Crescent Biopharma, Inc.”
•	The internal affairs of the Company ceased to be governed by Delaware law and instead are governed by Cayman Islands law.
•	The Company ceased to be governed by GlycoMimetics’ amended and restated certificate of incorporation and GlycoMimetics’ amended and restated bylaws and instead are governed by the provisions of the Cayman Articles.
•	The Redomestication did not result in any change in the Company’s business, management, obligations, assets or liabilities (other than as a result of the transaction costs related to the Redomestication).
•	The Company continues to be treated as a U.S. corporation for all purposes under the Code.

•	Each outstanding share of Company common stock automatically converted into one ordinary share, par value $0.001 per share, of the Cayman Company (the “Company ordinary shares”).
•	Each outstanding share of any series of Company preferred stock automatically converted into one outstanding share of the corresponding series of the preferred shares of the Cayman Company.
•	Shareholders of the Company are not required to exchange their existing stock certificates (if any) for new share certificates.
•	Each outstanding option or right to acquire shares of Company common stock continues in existence in the form of and automatically becomes an option or right to acquire an equal number of Company ordinary shares under the same terms and conditions.
•	Each outstanding restricted stock unit of the Company continues in existence in the form of and automatically becomes a restricted stock unit of the Cayman Company under the same terms and conditions.
•	The Cayman Company continues to be a publicly held company and will continue to file required periodic reports and other documents with the SEC. The Cayman Company and its shareholders are in the same respective positions under the federal securities laws as before the Redomestication.
•	The Company ordinary shares resulting from the Redomestication will continue to be traded on Nasdaq under the symbol “CBIO.”
•	The Company’s management, including all directors and officers, remain the same in connection with the Redomestication and have the same positions with the Cayman Company.
•	The Redomestication did not affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under those material contractual arrangements continue as rights and obligations of the Cayman Company.
•	The Redomestication did not have any material accounting implications.

Certain rights of the Company’s shareholders were changed as a result of the Redomestication. A more detailed description of the Plan of Conversion, Cayman Articles, and the effects of the Redomestication, is set forth in Proposal No. 4 of the Proxy Statement/Prospectus beginning on page 215, and the description contained therein is incorporated herein by reference.

The foregoing descriptions of the Plan of Conversion, Authorized Share Increase Certificate of Amendment, Reverse Stock Split Certificate of Amendment, Name Change Certificate of Amendment, Cayman Articles, Delaware Certificate of Designation, and Cayman Certificate of Designation do not purport to be complete and are subject to and qualified in their entirety by the full text of the Plan of Conversion, Authorized Share Increase Certificate of Amendment, Reverse Stock Split Certificate of Amendment, Name Change Certificate of Amendment, Cayman Articles, Delaware Certificate of Designation, and Cayman Certificate of Designation, copies of which are attached hereto as Exhibits 2.4, 3.1, 3.2, 3.3, 3.4, 3.5 and 3.6, respectively, and are incorporated herein by reference.

 Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Independent Registered Public Accounting Firm

Ernst & Young LLP (“EY”) served as the independent registered public accounting firm of GlycoMimetics prior to the consummation of the Merger. On June 13, 2025, EY was dismissed as the independent registered public accounting firm of the Company. The decision to dismiss EY was approved by the Audit Committee.

Except for an explanatory paragraph stating that substantial doubt exists about GlycoMimetics, Inc.’s ability to continue as a going concern as described in Note 2 to the financial statements, the reports of EY on the financial statements of GlycoMimetics for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During GlycoMimetics’ two most recent fiscal years ended December 31, 2024 and 2023, and the subsequent interim period from January 1, 2025 to June 13, 2025, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of EY, would have caused it to make reference to the subject matter of the disagreement in connection with its report and (ii) no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided EY with a copy of the disclosures made in this Item 4.01 and requested EY to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. A copy of EY’s letter to the SEC dated June 18, 2025 regarding these statements is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Appointment of New Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP (“PwC”) served as the independent registered public accounting firm of Crescent prior to the consummation of the Merger. On June 13, 2025, the Audit Committee appointed PwC as the independent registered public accounting firm of the Company.

During GlycoMimetics’ two most recent fiscal years and the subsequent period from January 1, 2025 to June 13, 2025, neither GlycoMimetics nor anyone on its behalf consulted PwC regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on GlycoMimetics’ financial statements, and neither a written report nor oral advice was provided to GlycoMimetics that PwC concluded was an important factor considered by GlycoMimetics in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01 Changes in Control of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Introductory Note” regarding the Merger, the information set forth in Item 2.01 of this Current Report on Form 8-K in the section entitled “Security Ownership of Certain Beneficial Owners and Management” regarding the Board and executive officers following the Merger and the information set forth in Item 5.02 of this Current Report on Form 8-K regarding the Board and executive officers following the Merger is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors and Certain Officers

On June 13, 2025, Patricia Andrews, Daniel Janius and Timothy Pearson resigned from the Company’s board of directors and its committees on which they respectively served, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

In addition, on June 13, 2025, Brian Hahn, GlycoMimetics’ Principal Executive Officer and Principal Financial Officer, resigned as an executive officer at the Closing. As previously disclosed, Mr. Hahn ceased employment with GlycoMimetics on February 21, 2025, and entered into a separation agreement and a consulting agreement with GlycoMimetics on such date. Mr. Hahn’s consulting agreement terminated in accordance with its terms upon the Closing of the Merger.

Stock Incentive Plan

On May 11, 2025, GlycoMimetics’ board of directors approved the Crescent Biopharma, Inc. 2025 Stock Incentive Plan (the “2025 Stock Plan”), subject to stockholder approval and the consummation of the Merger. On June 5, 2025, GlycoMimetics’ stockholders approved the 2025 Stock Plan at the Special Meeting and effective as of the Redomestication, the Board approved an amendment and restatement of the 2025 Stock Plan (the “A&R 2025 Stock Plan”) to reflect the conversion of Company common stock into Company ordinary shares in connection with the Redomestication. The purpose of the A&R 2025 Stock Plan is to promote and closely align the interests of employees, officers, non-employee directors and other individual service providers of the Company and its stockholders by providing stock-based compensation and other performance-based compensation. The initial share pool under the A&R 2025 Stock Plan is 2,345,962 Company ordinary shares. The Company ordinary shares that may be issued under the A&R 2025 Stock Plan will be automatically increased on January 1 of each year beginning in 2026 and ending with a final increase on January 1, 2035, in an amount equal to 5% of the total number of shares of outstanding capital stock (including Company ordinary shares, preferred shares and unexercised pre-funded warrants) on the preceding December 31, unless a lower (or no) increase is determined by the Compensation Committee. Only 25,000,000 Company ordinary shares may be issued under the A&R 2025 Stock Plan as incentive stock options.

The foregoing description of the A&R 2025 Stock Plan is not complete and is subject to and qualified in its entirety by reference to the complete text of the A&R 2025 Stock Plan, a copy of which is attached hereto as Exhibit 10.7 and incorporated herein by reference.

Employee Stock Purchase Plan

On May 11, 2025, GlycoMimetics’ board of directors approved the Crescent Biopharma, Inc. 2025 Employee Stock Purchase Plan (the “2025 ESPP”), subject to stockholder approval and the consummation of the Merger. On June 5, 2025, GlycoMimetics’ stockholders approved the 2025 ESPP at the Special Meeting and effective as of the Redomestication, the Board approved an amendment and restatement of the 2025 ESPP (the “A&R 2025 ESPP”) to reflect the conversion of Company common stock into Company ordinary Shares in connection with the Redomestication. The purpose of the A&R 2025 ESPP is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase Company ordinary shares through accumulated contributions. The A&R 2025 ESPP, and the rights of participants to make purchases thereunder, is intended to qualify under Section 423 of the Code; however, sub-plans that do not meet the requirements of Section 423 of the Code may be established for the benefit of eligible employees of non-U.S. subsidiaries of the Company. The initial share pool under the A&R 2025 ESPP is 195,497 Company ordinary shares. The Company ordinary shares that may be issued under the A&R 2025 ESPP will be automatically increased on January 1 of each year beginning in 2026 and ending with a final increase on January 1, 2035 in an amount equal to the lesser of 1% of the total number of shares of outstanding capital stock (including Company ordinary shares, preferred shares and unexercised pre-funded warrants) on the preceding December 31 or 1,000,000, unless a lower (or no) increase is determined by the Compensation Committee.

The foregoing description of the 2025 ESPP is not complete and is subject to and qualified in its entirety by reference to the complete text of the 2025 ESPP, a copy of which is attached hereto as Exhibit 10.8 and incorporated herein by reference.

Appointment of Directors and Certain Officers

On June 13, 2025, the Board appointed Joshua Brumm as the Company’s Chief Executive Officer, Jonathan McNeill as the Company’s Chief Operating Officer and President, Ellie Im as the Company’s Chief Medical Officer, Richard Scalzo as the Company’s Chief Financial Officer, Christopher Doughty as the Company’s Chief Business Officer, Ryan Lynch as the Company’s Treasurer, Senior Vice President of Finance and Chief Accounting Officer and Barbara Bispham as the Company’s General Counsel and Corporate Secretary, each to serve at the discretion of the Board.

On June 13, 2025, the Board decreased its size from eight to six members and appointed the following six individuals to the Board: Peter Harwin, Alexandra Balcom, Joshua Brumm, David Lubner, Susan Moran and Jonathan Violin. In connection with his appointment to the Board, Peter Harwin was also appointed as Chair of the Board.

Joshua Brumm and Peter Harwin are Class I directors, whose terms will expire at the Company’s 2028 annual meeting of shareholders. Susan Moran and Jonathan Violin are Class II directors, whose terms will expire at the Company’s 2026 annual meeting of shareholders. Alexandra Balcom and David Lubner are Class III directors, whose terms will expire at the Company’s 2027 annual meeting of shareholders.

Other than as disclosed in the section of the Proxy Statement/Prospectus entitled “Certain Relationships and Related Party Transactions of the Combined Company,” beginning on page 358 and incorporated herein by reference, none of the Company’s newly appointed officers or directors has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than the Merger Agreement, there are no arrangements or understandings between the Company’s officers or directors and any other person pursuant to which such officers or directors were selected as an officer or a director. There are no family relationships among any of the Company’s directors and officers.

Each of the newly appointed principal officer’s and director’s biographical information is set forth below.

Joshua Brumm. Mr. Brumm, age 47, has served as Crescent’s Chief Executive Officer and as a member of Crescent’s board of directors since March 2025. Prior to joining Crescent, Mr. Brumm was a General Partner at Forbion, a leading life sciences investment firm, from June 2024 to March 2025. From October 2019 to March 2024, Mr. Brumm served as Chief Executive Officer and President and as a director of Dyne Therapeutics, Inc. (Nasdaq: DYN), a biotechnology company. Prior to joining Dyne Therapeutics, Mr. Brumm served as Chief Operating Officer and Chief Financial Officer at Kaleido Biosciences, Inc. (formerly, Nasdaq: KLDO), a healthcare company, from April 2018 to October 2019. Prior to joining Kaleido, Mr. Brumm served as Chief Operating Officer and Chief Financial Officer at Versartis, Inc., a biopharmaceutical company, from November 2013 until December 2017. Mr. Brumm served as Executive Vice President of Finance and Principal Financial Officer at Pharmacyclics, LLC, a biopharmaceutical company, from August 2012 to August 2013. Prior to joining Pharmacyclics, Mr. Brumm served in various roles at ZELTIQ Aesthetics, Inc., a medical technology company, from December 2009 to August 2012, including as Senior Vice President and Chief Financial Officer, Vice President of Corporate Development and Investor Relations, Senior Managing Director of International Sales and Director of Corporate Development and Strategy. Prior to his service at ZELTIQ Aesthetics, Mr. Brumm served as Director of Finance at Proteolix, Inc. and held investment banking roles at Citigroup Global Markets, Inc. and Morgan Stanley. Mr. Brumm currently serves on the board of AIRNA, Corporation, Inc., as Chairman of the Board of Amphista Therapeutics Limited, and as a venture partner at Forbion. Mr. Brumm holds a B.A. in business administration from the University of Notre Dame.

The Company believes that Mr. Brumm is qualified to serve as a member of the Board because of his extensive experience as a senior management executive of healthcare and biotechnology companies, as well as his finance background and experience as an investor in life sciences companies.

Jonathan McNeill, M.D.   Dr. McNeill, age 40, has served as Crescent’s Chief Operating Officer and President since March 2025. Prior to joining Crescent, Dr. McNeill was a Partner at Forbion, a leading life sciences investment firm, from January 2025 to March 2025. From February 2019 to September 2024, Dr. McNeill held roles of increasing responsibility at Dyne Therapeutics, Inc. (Nasdaq: DYN), a biotechnology company, where he served as Chief Business Officer from July 2023 to September 2024, Senior Vice President, Business Development from July 2021 to July 2023, and as Vice President, Business Development from February 2019 to June 2021. Prior to joining Dyne Therapeutics, Dr. McNeill served as Associate Director, Business Development at Editas Medicine, Inc. (Nasdaq: EDIT), a biotechnology company, from August 2015 to January 2019. Prior to joining Editas, Dr. McNeill served as a Consultant at Boston Consulting Group from March 2014 to August 2015. Dr. McNeill earned his B.A. in public policy and economics from the University of North Carolina and his M.D. from the University of Pennsylvania.

Ellie Im, M.D.   Dr. Im, age 47, has served as Crescent’s Chief Medical Officer since April 2025. Prior to joining Crescent, Dr. Im served as Senior Vice President of Clinical Development, Oncology, at Centessa Pharmaceuticals PLC (Nasdaq: CNTA), a clinical-stage pharmaceutical company, from September 2023 to March 2025. Prior to joining Centessa, Dr. Im held roles of increasing responsibility at Mersana Therapeutics, Inc. (Nasdaq: MRSN), a clinical-stage biopharmaceutical company, where she served as Senior Vice President, Clinical Development and Operations from January 2023 to September 2023, Senior Vice President, Head of Clinical Development from March 2022 to September 2023, and as Vice President, Clinical Development from May 2021 to March 2022. Prior to Mersana Therapeutics, Dr. Im was Clinical Development Lead and Senior Medical Director at Tesaro Inc. (formerly, Nasdaq: TSRO), an oncology-focused company that was later acquired by GlaxoSmithKline plc, where she led the clinical development for Jemperli. She also served as Medical Director for Merck & Co, Oncology Clinical Development, and led clinical development for Keytruda. Dr. Im is a medical oncologist and holds an MD degree from Catholic University College of Medicine, South Korea. She is board certified in internal medicine and medical oncology and a member of the American Society of Clinical Oncology and Hematology.

Richard Scalzo.   Mr. Scalzo, age 39, has served as Crescent’s Chief Financial Officer since April 2025. Prior to joining Crescent, Mr. Scalzo served as Senior Vice President, Head of Finance and Administration at Dyne Therapeutics, Inc. (Nasdaq: DYN), a biotechnology company, from July 2022 to March 2025. Mr. Scalzo also previously served as Vice President, Accounting and Administration and Treasurer from January 2020 to June 2022 and Corporate Controller from December 2019 to July 2020 at Dyne Therapeutics. Prior to Dyne Therapeutics, Mr. Scalzo served as Corporate Controller at several biotechnology companies, including Kaleido Biosciences, Inc. from August 2018 to November 2019, X4 Pharmaceuticals, Inc. (Nasdaq: XFOR) from September 2016 to August 2018 and Ocata Therapeutics, Inc. (formerly, Nasdaq: OCAT; acquired by Astellas Pharma Inc. in February 2016) from August 2014 to September 2016. Mr. Scalzo started his career with PricewaterhouseCoopers LLP in its health industries practice. Mr. Scalzo is a certified public accountant in the Commonwealth of Massachusetts and holds a B.S. in accounting from Boston College and an M.B.A. from the University of Massachusetts.

Christopher Doughty.   Mr. Doughty, age 38, has served as Crescent’s Chief Business Officer since October 2024. From February 2021 to October 2024, Mr. Doughty served as Chief Business Officer at Prometheus Biosciences, Inc., a Nasdaq-listed biotechnology company that was acquired by Merck & Co., Inc. in June 2023, where he was responsible for business development, corporate development, strategic planning, and competitive intelligence related activities. Prior to joining Prometheus, Mr. Doughty served as Vice President Strategy and Business Development at Strata Oncology, Inc., a biotechnology company, from May 2017 to February 2021, where he was responsible for leading business development. Prior to joining Strata, Mr. Doughty served as an Engagement Manager at McKinsey & Company. Mr. Doughty received an M.B.A. from the University of Michigan Ross School of Business and a B.S. in Industrial and Operations Engineering from the University of Michigan.

Ryan Lynch.   Mr. Lynch, age 41, has served as Crescent’s Treasurer, Senior Vice President of Finance and Chief Accounting Officer since December 2024. Prior to joining Crescent, Mr. Lynch served as VP Finance at Kelonia Therapeutics, Inc., a biotechnology company, from November 2021 to December 2024, where he was responsible for overseeing the company’s finance and accounting functions. Prior to Kelonia, from December 2019 to November 2021, Mr. Lynch served as Senior Director, Corporate Controller at Morphic Therapeutic, Inc., a biopharmaceutical company and wholly owned subsidiary of Morphic Holding, Inc, a Nasdaq-listed biopharmaceutical company that was acquired by Eli Lilly and Company in 2024, where he was responsible for overseeing the company’s finance and accounting functions. Prior to joining Morphic, Mr. Lynch held positions of increasing responsibility at Concert Pharmaceuticals, Inc. from May 2014 to November 2019, most recently serving as Senior Director, Corporate Controller. Mr. Lynch received an M.S. in Accounting from the University of Massachusetts Amherst and a B.B.A. in Accounting from the University of Massachusetts Amherst. Mr. Lynch is a licensed certified public accountant in Massachusetts.

Barbara Bispham.   Ms. Bispham, age 39, has served as Crescent’s General Counsel and Corporate Secretary since January 2025. Prior to joining Crescent, Ms. Bispham served as Senior Vice President, General Counsel and Corporate Secretary at Sail Biomedicines, a biotechnology company and subsidiary of Flagship Pioneering, Inc., from October 2023 to January 2025, where she was responsible for overseeing the company’s legal and intellectual property operations. Prior to Sail, Ms. Bispham served as Senior Vice President, General Counsel and Corporate Secretary at Senda Biosciences, Inc., a biotechnology company and subsidiary of Flagship Pioneering, Inc., from October 2022 until it merged with LARONDE, Inc., also a subsidiary of Flagship Pioneering, Inc., to form Sail Biomedicines in October 2023, where she was responsible for overseeing the company’s legal and intellectual property operations. Prior to joining Senda, Ms. Bispham held positions of increasing responsibility at BridgeBio Pharma, Inc. (Nasdaq: BBIO), a biopharmaceutical company, from August 2020 to September 2022, most recently serving as Vice President, Head of Legal, where she was responsible for overseeing the company’s legal, transactional, employment, governance, litigation, privacy, compliance, and intellectual property operations. While at BridgeBio Pharma, Ms. Bispham supported key activities in connection with the commercialization of the company’s first two FDA-approved drugs, NULIBRY® (fosdenopterin) and TRUSELTIQ® (infigratinib). Prior to joining BridgeBio, Ms. Bispham was an associate at Goodwin Procter LLP, where she was a member of the firm’s Tech & Life Sciences Group, and, before that, a corporate associate at Cooley LLP, where she was a member of the public companies and emerging companies practice groups. Ms. Bispham received a B.A. from the University of Pennsylvania and a J.D. from Cornell Law School.

Alexandra Balcom.   Ms. Balcom, age 41, has served as a member of Crescent’s board of directors since November 2024. Ms. Balcom has served as Chief Financial Officer at Nuvalent, Inc. (Nasdaq: NUVL), a biotechnology company, since January 2021. From April 2017 to March 2021, Ms. Balcom held positions of increasing responsibility at SQZ Biotechnologies Company, formerly a NYSE-listed biotechnology company, most recently serving as Vice President of Finance from January 2019 to March 2021. Prior to joining SQZ Biotechnologies, Ms. Balcom held positions of increasing responsibility at Agios Pharmaceuticals Inc. (Nasdaq: AGIO), a biopharmaceutical company, from January 2011 to April 2017, most recently serving as Corporate Controller. Ms. Balcom received a B.B.A. in Finance from the University of Massachusetts, Amherst, and a M.B.A. from Boston College. Ms. Balcom is a Certified Public Accountant in Massachusetts.

The Company believes Ms. Balcom is qualified to serve as a member of the Board because of her experience as an executive officer of life sciences companies, her expertise in finance and her background in business development and operations.

Peter Harwin.   Mr. Harwin, age 39, has served as a member of Crescent’s board of directors since September 2024. Mr. Harwin is a Managing Member at Fairmount, a healthcare investment firm he co-founded in April 2016. Prior to Fairmount, Mr. Harwin served as a member of the investment team at Boxer Capital, LLC, an investment fund that was part of the Tavistock Group, based in San Diego. Mr. Harwin also serves as chairman of the board of directors of Cogent Biosciences, Inc. (Nasdaq: COGT) and as a member of the board of directors of Apogee Therapeutics, Inc. (Nasdaq: APGE), Oruka Therapeutics, Inc. (Nasdaq: ORKA), Spyre Therapeutics, Inc. (Nasdaq: SYRE) and Paragon Therapeutics, Inc. Mr. Harwin received a B.B.A. from Emory University.

The Company believes Mr. Harwin is qualified to serve as a member of the Board because of his experience advising and serving as a director of biotechnology companies and as a manager of funds specializing in the area of life sciences.

David Lubner.   Mr. Lubner, age 61, has served as a member of Crescent’s board of directors since April 2025. Mr. Lubner served as Executive Vice President and Chief Financial Officer of Ra Pharmaceuticals, Inc., a biotechnology company acquired by UCB S.A. in April 2020, from January 2016 until June 2020. Before joining Ra Pharmaceuticals, Mr. Lubner served as Chief Financial Officer of Tetraphase Pharmaceuticals, Inc., a biotechnology company, from its inception in 2006 to 2016, as Chief Financial Officer of PharMetrics Inc., a patient-based pharmacy and medical claims data informatics company, from 1999 until it was acquired by IMS Health in 2005 and as Vice President and Chief Financial Officer of ProScript, Inc. from 1996 to 1999. Mr. Lubner serves as a member of the board of directors of Arcellx Inc. (Nasdaq: ACLX), Cargo Therapeutics, Inc. (Nasdaq: CRGX), Dyne Therapeutics, Inc. (Nasdaq: DYN) and Vor Biopharma, Inc. (Nasdaq: VOR) and several other private companies. Mr. Lubner previously served on the board of directors of Nightstar Therapeutics plc from 2017 until it was acquired by Biogen Inc. in June 2019, Therapeutics Acquisition Corporation (d/b/a as Research Alliance Corp. I), a blank check company focused on the healthcare industry from May 2020 to June 2021, Gemini Therapeutics, Inc. from 2020 to 2022 and Point Biopharma, Inc. from 2021 until it was acquired by Eli Lilly and Company in 2023. He received his B.S. in business administration from Northeastern University and an M.S. in taxation from Bentley University.

The Company believes Mr. Lubner is qualified to serve as a member of the Board because of his financial and leadership experience as a senior executive in the biotechnology industry and his experience as a director of a public biotechnology company, including serving as chair of the audit committee.

Susan Moran, M.D., MSCE.   Dr. Moran, age 55, has served as a member of Crescent’s board of directors since November 2024. From July 2021 to May 2024, Dr. Moran served as Chief Medical Officer of RayzeBio, Inc., a Nasdaq-listed radiopharmaceutical therapeutics company that was acquired by the Bristol-Myers Squibb Company in 2024. Prior to joining RayzeBio, Dr. Moran served as Chief Medical Officer at QED Therapeutics, Inc., a biotechnology company and subsidiary of BridgeBio Pharma, Inc. (Nasdaq: BBIO), from March 2018 to June 2021. Prior to joining QED, Dr. Moran held positions of increasing responsibility at Puma Biotechnology, Inc. (Nasdaq: PBYI), a biopharmaceutical company, from 2014 to 2018, most recently serving as Vice President and Head of Clinical Development. Prior to joining Puma, Dr. Moran served as Medical Director at Takeda Oncology from 2011 until 2014 and as Senior Medical Director at Sanofi Genzyme from 2007 until 2011. Dr. Moran is a board-certified internist and previously held faculty appointments at the University of Pennsylvania School of Medicine and Harvard Medical School. Dr. Moran currently serves on the board of directors of Tyra Biosciences, Inc. (Nasdaq: TYRA) and BioAtla, Inc. (Nasdaq: BCAB). Dr. Moran received a B.A. from the University of Virginia, a M.D. from Duke University, and a M.S. in Clinical Epidemiology from the University of Pennsylvania School of Medicine.

The Company believes Dr. Moran is qualified to serve as a member of the Board because of her leadership, scientific, medical and academic experience in the biotechnology industry.

Jonathan Violin, Ph.D.   Dr. Violin, age 49, has served as a member of Crescent’s board of directors since October 2024. Dr. Violin previously served as Crescent’s Chief Executive Officer and President from October 2024 to March 2025. Dr. Violin has served as a Venture Partner at Fairmount Funds Management LLC, a healthcare investment firm, since June 2023. Prior to joining Fairmount, Dr. Violin served as President, Chief Executive Officer and member of the board of directors of Viridian Therapeutics, Inc. (Nasdaq: VRDN), a biopharmaceutical company, from January 2021 to February 2023, and he previously served as President and Chief Operating Officer of Viridian from October 2020 until January 2021. He was the Co-Founder of Viridian’s predecessor and led its operations from April 2020 to its acquisition. Dr. Violin has served as a member of the board of directors of Dianthus Therapeutics, Inc. (formerly Magenta Therapeutics, Inc.) (Nasdaq: DNTH) since the completion of its business combination in September 2023 with Dianthus Therapeutics, Inc., a biotechnology company he co-founded in 2019. Dr. Violin also co-founded Quellis Biosciences, Inc., a biotechnology company (acquired by Astria Therapeutics, Inc. (Nasdaq: ATXS), formerly Catabasis Pharmaceuticals, Inc.), in 2018 and, since January 2021, has served on the Astria Therapeutics board of directors. Prior to that, he co-founded and helped lead Trevena Inc. (Nasdaq: TRVN), a biotechnology company, in various roles from 2008 until November 2018, including most recently as Senior Vice President, Scientific Affairs and Investor Relations Officer. Dr. Violin received a Ph.D. from the Department of Pharmacology in the Biomedical Sciences Program at the University of California, San Diego, a M.B.A. with a concentration in Health Sector Management from the Fuqua School of Business at Duke University, and a B.S. in Chemical Pharmacology from Duke University.

The Company believes that Dr. Violin is qualified to serve as a member of the Board because of his extensive experience and innovations in the field of biotechnology and his academic expertise and accomplishments.

Committees of the Board of Directors

Audit Committee

On June 13, 2025, Alexandra Balcom, David Lubner and Susan Moran were appointed to the Audit Committee, and Alexandra Balcom, an “audit committee financial expert” within the meaning of the SEC regulations, was appointed the chair of the Audit Committee.

Compensation Committee

On June 13, 2025, Peter Harwin, David Lubner and Susan Moran were appointed to the Compensation Committee, and Susan Moran was appointed the chair of the Compensation Committee.

Nominating Committee

On June 13, 2025, Alexandra Balcom, Peter Harwin and Jonathan Violin were appointed to the Nominating Committee, and Peter Harwin was appointed the chair of the Nominating Committee.

Non-Employee Director Compensation Program

Non-employee members of the Board are eligible to receive cash and equity compensation in accordance with our non-employee director compensation program. This program provides for the following annual cash retainers:

Annual Retainer
Board Retainers
Chair	$70,000
Non-Chair Member	$40,000
Audit Committee Retainers:
Chair	$15,000
Non-Chair Member	$7,500
Compensation Committee Retainers:
Chair	$12,000
Non-Chair Member	$6,000
Nominating Committee Retainers
Chair	$10,000
Non-Chair Member	$5,000

In connection with the Company’s annual meeting of shareholders, each non-employee member of the Board will receive an annual grant of options to purchase Company ordinary shares equal to 0.038% of the Company, which will vest on the earlier of the next annual shareholder meeting or the first anniversary of the date of grant. In addition, in connection with a non-employee director’s initial appointment to the Board, they will receive an initial grant of options to purchase Company ordinary shares equal to 0.077% of the Company, in connection with a director’s appointment to the Board, subject to vesting in equal monthly installments through the third anniversary of the date of grant.

All members of the Board are also reimbursed for reasonable and documented out-of-pocket travel and lodging expenses incurred in connection with attending meetings and activities of the Board and its committees.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Certificate of Incorporation

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Cayman Islands Memorandum and Articles of Association

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On June 13, 2025, in connection with the Closing, the Board adopted a new Code of Business Conduct and Ethics of the Company (the “Code of Conduct”), effective as of such date. The Code of Conduct supersedes the existing Code of Business Conduct and Ethics, as previously adopted by GlycoMimetics’ board of directors (the “Existing Code of Conduct”). The Code of Conduct applies to all directors, officers and employees of the Company and is intended to enhance understanding of the Company’s standards of ethical business practices and promote awareness of ethical issues that may be encountered in carrying out a director’s, officer’s or employee’s responsibilities. Among other things, the Code of Conduct:

•	establishes the Company’s policies and standards with respect to (i) conflicts of interest, gifts and corporate opportunities, (ii) fair dealing, confidential information, privacy and use of Company assets and systems, (iii) legal and regulatory compliance, insider trading and anti-corruption standards, including pursuant to the Foreign Corrupt Practices Act, (iv) the Company’s disclosure obligations and recordkeeping procedures, (v) anti-discrimination, equal employment opportunity and health and safety and (vi) international trade compliance;

•	establishes the Company’s whistleblower hotline and procedures for reporting potential violations; and

•	establishes the Company’s policies and procedures with respect to an amendment or waiver of the Code of Conduct.

The adoption of the Code of Conduct did not result in any explicit or implicit waiver of any provision of the Existing Code of Conduct. The foregoing description of the Code of Conduct does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Code of Conduct, a copy of which is attached hereto as Exhibit 14.1 and is incorporated herein by reference.

Item 5.06. Change in Shell Company Status.

As a result of the Merger, the Company ceased to be a shell company (as defined in Rule 12b-2 of the Exchange Act) as of the Closing Date. The material provisions of the Merger Agreement are described in the Proxy Statement/Prospectus in the section entitled “The Merger Agreement” beginning on page 157 and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 16, 2025, the Company issued a press release announcing the consummation of the Merger, which is included in this Current Report on Form 8-K as Exhibit 99.1.

The exhibit furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The unaudited interim condensed financial statements of Crescent as of and for the three months ended March 31, 2025 and the related notes thereto are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

The audited financial statements of Crescent as of December 31, 2024 and for the period from September 19, 2024 (inception) to December 31, 2024 and the related notes thereto are included in the Proxy Statement/Prospectus beginning on page F-22 and are incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined financial information of the GlycoMimetics and Crescent as of and for the three months ended March 31, 2025 and twelve months ended December 31, 2024 and the related notes thereto are attached hereto as Exhibit 99.4 and are incorporated herein by reference.

(d) Exhibits

Exhibit	Description

2.1†	Agreement and Plan of Merger and Reorganization, dated as of October 28, 2024, by and among GlycoMimetics, Inc., Gemini Merger Sub Corp., Gemini Merger Sub II, LLC, and Crescent Biopharma, Inc. (incorporated by reference to Exhibit 2.1 to GlycoMimetics, Inc.’s Current Report on Form 8-K (File No. 001-36177), filed with the SEC on October 29, 2024).

2.2†	Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated as of February 14, 2025, by and among GlycoMimetics, Inc., Gemini Merger Sub Corp., Gemini Merger Sub II, LLC, and Crescent Biopharma, Inc. (incorporated by reference to Exhibit 10.1 to GlycoMimetics, Inc.’s Current Report on Form 8-K (File No. 001-36177), filed with the SEC on February 14, 2025).

2.3	Amendment No. 2 to Agreement and Plan of Merger and Reorganization, dated as of April 28, 2025, by and among GlycoMimetics, Inc., Gemini Merger Sub Corp., Gemini Merger Sub II, LLC, and Crescent Biopharma, Inc. (incorporated by reference to Exhibit 10.1 to GlycoMimetics, Inc.’s Current Report on Form 8-K (File No. 001-36177), filed with the SEC on April 29, 2024).

2.4*	Plan of Conversion.

3.1*	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of GlycoMimetics, Inc., effective June 13, 2025 (Authorized Share Increase).

3.2*	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of GlycoMimetics, Inc., effective June 13, 2025 (Reverse Stock Split).

3.3*	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of GlycoMimetics, Inc., effective June 13, 2025 (Name Change).

3.4*	Cayman Memorandum and Articles of Association.

3.5*	Delaware Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock, effective June 13, 2025.

3.6*	Cayman Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock, effective June 16, 2025.

4.1	Form of Pre-funded Warrant (incorporated herein by reference to Exhibit 4.3 of GlycoMimetics, Inc.’s Registration Statement on Form S-4 (File No. 333-285035), filed with the SEC on April 4, 2025).

10.1	Form of Crescent Support Agreement (incorporated by reference to Exhibit 10.1 to GlycoMimetics, Inc.’s Current Report on Form 8-K (File No. 001-36177), filed with the SEC on October 29, 2024).

10.2	Form of GlycoMimetics Support Agreement (incorporated by reference to Exhibit 10.2 to GlycoMimetics, Inc.’s Current Report on Form 8-K (File No. 001-36177), filed with the SEC on October 29, 2024).

10.3	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.5 to GlycoMimetics, Inc.’s Current Report on Form 8-K (File No. 001-36177), filed with the SEC on October 29, 2024).

10.4†	Form of Amended and Restated Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.2 to GlycoMimetics, Inc.’s Current Report on Form 8-K (File No. 001-36177), filed with the SEC on February 14, 2025).

10.5*	Form of Indemnification Agreement for directors and officers.

10.6#	Crescent Biopharma, Inc. 2024 Equity Incentive Plan, as amended by the First Amendment dated May 7, 2024, the Second Amendment dated December 27, 2024, the Third Amendment dated January 13, 2024, the Fourth Amendment dated March 15, 2025, the Fifth Amendment dated April 1, 2025, and the Sixth Amendment dated April 14, 2025 (incorporated herein by reference to Exhibit 10.36 of GlycoMimetics, Inc.’s Registration Statement on Form S-4 (File No. 333-285035), filed with the SEC on April 28, 2025).

10.7#*	Crescent Biopharma, Inc. 2025 Stock Incentive Plan.

10.8#*	Crescent Biopharma, Inc. 2025 Employee Stock Purchase Plan.

10.9#	Form of Restricted Stock Notice and Restricted Stock Purchase Agreement (With Purchase Price) of Crescent Biopharma, Inc. (incorporated herein by reference to Exhibit 10.33(a) of GlycoMimetics, Inc.’s Registration Statement on Form S-4 (File No. 333-285035), filed with the SEC on February 18, 2025).

10.10#	Form of Restricted Stock Notice and Restricted Stock Purchase Agreement (No Purchase Price) of Crescent Biopharma, Inc. (incorporated herein by reference to Exhibit 10.33(b) of GlycoMimetics, Inc.’s Registration Statement on Form S-4 (File No. 333-285035), filed with the SEC on February 18, 2025).

10.11#	Form of Stock Option Agreement under Crescent Biopharma, Inc. 2024 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.34 of GlycoMimetics, Inc.’s Registration Statement on Form S-4 (File No. 333-285035), filed with the SEC on February 18, 2025).

10.12#	Form of Restricted Stock Unit Award Agreement under Crescent Biopharma, Inc. 2024 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.36 of GlycoMimetics, Inc.’s Registration Statement on Form S-4 (File No. 333-285035), filed with the SEC on April 4, 2025).

10.13†††	Antibody Discovery and Option Agreement, dated as of September 19, 2024, by and among Paragon Therapeutics, Inc., Parascent Holding LLC and Crescent Biopharma, Inc. (incorporated herein by reference to Exhibit 10.41 of GlycoMimetics, Inc.’s Registration Statement on Form S-4 (File No. 333-285035), filed with the Commission on February 18, 2025).

10.14†††	CR-001 License Agreement, dated as of April 28, 2025, by and between Paragon Therapeutics, Inc. and Crescent Biopharma, Inc. (incorporated herein by reference to Exhibit 10.52 of GlycoMimetics, Inc.’s Registration Statement on Form S-4 (File No. 333-285035), filed with the SEC on April 28, 2025).

10.15†††	ADC Discovery and Option Agreement, dated as of October 28, 2024, by and among Paragon Therapeutics, Inc., Parascent Holding LLC and Crescent Biopharma, Inc. (incorporated herein by reference to Exhibit 10.42 of GlycoMimetics, Inc.’s Registration Statement on Form S-4 (File No. 333-285035), filed with the SEC on February 18, 2025).

10.16†††	Amended and Restated ADC Discovery and Option Agreement, dated as of April 28, 2025, by and among Paragon Therapeutics, Inc., Parascent Holding LLC and Crescent Biopharma, Inc. (incorporated herein by reference to Exhibit 10.54 of GlycoMimetics, Inc.’s Registration Statement on Form S-4 (File No. 333-285035), filed with the SEC on April 28, 2025).

10.17†††	Biologics Master Services Agreement, dated as of October 31, 2024, by and between Crescent Biopharma, Inc. and WuXi Biologics (Hong Kong) Limited (incorporated herein by reference to Exhibit 10.48 of GlycoMimetics, Inc.’s Registration Statement on Form S-4 (File No. 333-285035), filed with the SEC on April 4, 2025).

10.18†††	Cell Line License Agreement, dated as of October 31, 2024, by and between Crescent Biopharma, Inc. and WuXi Biologics Ireland Limited (incorporated herein by reference to Exhibit 10.49 of GlycoMimetics, Inc.’s Registration Statement on Form S-4 (File No. 333-285035), filed with the SEC on April 4, 2025).

10.19†††	Master Contract Services Agreement, dated as of December 6, 2024, by and between Crescent Biopharma, Inc. and Charles River Laboratories, Inc (incorporated herein by reference to Exhibit 10.50 of GlycoMimetics, Inc.’s Registration Statement on Form S-4 (File No. 333-285035), filed with the SEC on April 4, 2025).

10.20†*	Sublease, dated as of May 28, 2025, by and between Crescent Biopharma, Inc. and Nano Dimension USA Inc.

14.1*	Code of Business Conduct and Ethics of Crescent Biopharma, Inc.

16.1*	Letter from Ernst & Young LLP, dated June 18, 2025.

21.1*	List of Subsidiaries of Crescent Biopharma, Inc.

99.1*	Press Release, issued on June 16, 2025.

99.2*	Unaudited Interim Condensed Financial Statements of Crescent Biopharma, Inc. as of and for the three months ended March 31, 2025.

99.3*	Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the three months ended March 31, 2025.

99.4*	Unaudited Pro Forma Financial Statements of Crescent Biopharma, Inc. and GlycoMimetics, Inc. as of and for the three months ended March 31, 2025 and twelve months ended December 31, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

#	Indicates management contract or compensatory plan.

†	Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

††	Portions of this exhibit (indicated by “[***]”) have been omitted in accordance with the rules of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crescent Biopharma, Inc.
(Registrant)

Date: June 18, 2025	By:	/s/ Joshua Brumm
		Name:	Joshua Brumm
		Title:	Chief Executive Officer